                                                                     Exhibit 7.3





                     VARIABLE ANNUITY REINSURANCE AGREEMENT

                         Effective Date of June 1, 1998

                                     Between

                      GE CAPITAL LIFE ASSURANCE OF NEW YORK
                              (New York, New York)

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                             (Hartford, Connecticut)

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GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                     VARIABLE ANNUITY REINSURANCE AGREEMENT

                                     between

                      GE CAPITAL LIFE ASSURANCE OF NEW YORK
                              (New York, New York)

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                             (Hartford, Connecticut)

                                      INDEX

                                                        ARTICLE             PAGE
                                                        -------             ----
Access to Records                                          XII                6
Amounts at Risk                                             II                1
Arbitration                                               XVII                8
Automatic Excess Reinsurance                               III                2
Claims                                                     VII                4
Currency                                                   XIV                7
DAC Tax Regulation Election                              XVIII                9
Delays, Errors, or Omissions                              XIII                7
Effective Date; Term and Termination                       XIX               10
Extra Contractual Obligations                               IX                5
Hold Harmless                                               XV                7
Insolvency                                                 XVI                8
Liability of Connecticut General                            IV                2
Litigation                                                   X                6
Notices                                                     XX               12
Offset                                                      XI                6
Parties to the Agreement                                     I                1
Premium Accounting                                          VI                3
Reinsurance Premiums                                         V                2
Reserves                                                  VIII                5

                                    SCHEDULES

     A   Maximum Limits of Reinsurance in Connecticut General
     B   Policy Forms and Funds Subject to this Reinsurance Agreement
     C   Limits and Rules of GE Capital
     D   Reinsurance Premium Rates and Calculation Criteria
     E   Monthly Reporting Format

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                     VARIABLE ANNUITY REINSURANCE AGREEMENT
                         (hereinafter called Agreement)

                                     between

                      GE CAPITAL LIFE ASSURANCE OF NEW YORK
                         (hereinafter called GE Capital)

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
          (hereinafter called Connecticut General or CIGNA Reinsurance)

It is agreed by the two companies as follows:

                      ARTICLE I - PARTIES TO THE AGREEMENT

This Agreement shall be binding upon and shall inure solely to the benefit of GE Capital and Connecticut General. This Agreement shall not and is not intended to create any right or interest in any third party and shall not and is not intended to create any legal relationship between either party and any third party, including, without limitation, annuitants, insureds, certificate holders, employees, dependents, beneficiaries, policy owners, applicants or assignees under any policy or contract issued by GE Capital.

                          ARTICLE II - AMOUNTS AT RISK

A. This Agreement provides permanent coverage for fifty (50) percent of all new issues of GE Capital's Individual Deferred Variable Annuity product on forms and funds as identified in Schedule B written by GE Capital from the effective date of this Agreement through May 31, 2001, unless terminated pursuant to article XIX. The reinsurance death benefit payable by Connecticut General upon the death of the Annuitant is the excess of the guaranteed minimum death benefit over the contract value as defined in the variable annuity contracts and funds listed in Schedule B. At issue, the guaranteed minimum death benefit is equal to the initial contract value. Refer to Schedule A for a detailed description of the guaranteed minimum death benefit.

B. The contract value represents the Annuitant's invested assets in the funds in Schedule B as it appears in the records of GE Capital before application of any surrender charges, on any given date.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                   ARTICLE III - AUTOMATIC EXCESS REINSURANCE

A. On and after the Effective Date of this Agreement, subject to the limit of Connecticut General's liability set forth in Schedule A and all other terms, conditions and limitations set forth in this Agreement and the Schedules attached to and made a part hereof, GE Capital shall cede and Connecticut General shall accept fifty (50) percent of GE Capital's guaranteed death benefit liability under the Variable Annuity Contracts, as described in Article II A.

B. This Agreement covers fifty (50) percent of GE Capital's liability for claims paid under Variable Annuity Contracts written on forms and investment in funds which were reviewed by Connecticut General prior to their issuance. Forms, as supplemented by additional materials, and funds available as of the date of this Agreement are listed on Schedule B. If GE Capital intends to cede to Connecticut General liability with respect to a new form or fund, or a revised version of an approved form or fund, it must provide to Connecticut General written notice of such intention together with a copy of the proposed form, fund or revision, and a revised Schedule B.

C. GE Capital shall provide written notice to Connecticut General of any changes in its published limits and rules identified on Schedule C, and Connecticut General shall have no liability pursuant to revised limits and rules unless and until Connecticut General provides written notice to GE Capital that such revised limits and rules are acceptable.

                  ARTICLE IV - LIABILITY OF CONNECTICUT GENERAL

Connecticut General's liability for reinsurance under this Agreement shall follow that of GE Capital in every case, and be subject in all respects to the general stipulations, terms, clauses, conditions, waivers and modifications of the Variable Annuity Contracts.

In no event shall Connecticut General have any reinsurance liability unless the Variable Annuity Contract issued by GE Capital is in force and the underwriting and issuance of coverage by GE Capital constitutes the doing of business in a state of the United States of America in which GE Capital was properly licensed and authorized to do business at the time the contract was issued.

                        ARTICLE V - REINSURANCE PREMIUMS

Premiums for reinsurance subject to the terms and conditions of this Agreement shall be paid on a monthly basis. Such premiums shall be determined by the application of the basis points (bps) set forth in Schedule D to the amount of reinsurance coverage provided for each annuity insured by GE Capital as calculated based on the criteria defined in Schedule D.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                         ARTICLE VI - PREMIUM ACCOUNTING

A. Reinsurance premiums shall be paid on a monthly basis. On or before the Due Date (as defined in Paragraph B), GE Capital shall forward to Connecticut General its statement of account as set forth in Schedule E together with its remittance for the net amount due as shown therein as well as any premium adjustments from the prior month. If the statement shows a balance due GE Capital, Reinsurer shall remit that amount to GE Capital on or before the Remittance Date (the date occurring thirty days after the Due Date). All outstanding balances due and unpaid beyond the Remittance Date shall be subject to an annual interest charge on the unpaid balance from the Due Date as specified in this Article to the date of payment.

B. For the purposes of this Agreement the Due Date for Reinsurer's receipt of the statement of account and premium due is the twentieth (20th) day following the close of any reporting period. The payment of reinsurance premiums in accordance with the provisions herein shall be a condition precedent to the liability of Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not received by Reinsurer as of the Due Date following the close of the reporting period in which they fall due, Reinsurer will notify GE Capital that such premiums are due and unpaid, and GE Capital will remit the premium on or before the Remittance Date. In the event that the premiums are not paid by the Remittance Date, Reinsurer shall have the right to give GE Capital notice of termination of such reinsurance immediately.

C. Whether or not Reinsurer exercises its right to terminate the reinsurance as specified in the preceding paragraph, all such outstanding premiums shall be subject to an annual interest charge on the unpaid balance from the Due Date to the date of payment. Such interest charge shall be at the three (3) month LIBOR Rate (as published in the Wall Street Journal), plus .01, determined on the first business day following the end of the 60 day notice period. The settlement is considered overdue at the end of the 60 day notice period and interest shall commence from the overdue date.

D. If reinsurance is terminated as provided in paragraph B, and if all reinsurance premiums in default and any additional charge due in accordance with paragraph B, including such premiums and charges which may become in default are not paid by the Remittance Date, Reinsurer shall thereupon be relieved automatically of future liability under all reinsurance for which premiums and other charges remain unpaid. New and existing Reinsurance for which premiums subsequently fall due will terminate automatically if reinsurance premiums are not paid when due as provided in paragraph B of this Article. The reinsurance so terminated may be reinstated at any time within sixty days of the date of termination upon payment of all reinsurance premiums and other charges in arrears; but in the event of such reinstatement, Reinsurer shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

E. Not withstanding termination of reinsurance as provided herein, GE Capital shall continue to be liable to Reinsurer for all unpaid reinsurance premiums earned by Reinsurer under this Agreement. Such premiums are subject to an annual interest charge as specified in paragraph C above.

                              ARTICLE VII - CLAIMS

GE Capital is solely responsible for payment of its claims under the Policies and underlying variable annuity contracts identified on Schedule B.

GE Capital shall provide written notice to Connecticut General of any Claim which may impact the reinsurance coverage under this Agreement, including but not limited to GE Capital's intent to contest or deny a claim, within thirty
(30) calendar days of receipt of notification of Claim. GE Capital shall also provide prompt notice to Connecticut General of all subsequent significant developments relating to such Claim. Inadvertent oversight or omission in the provision of such notice shall not relieve Connecticut General of liability provided GE Capital informs Connecticut General of such oversight or omission promptly upon its discovery.

GE Capital shall provide Connecticut General with proof of claim, proof of claim payment and any other claim documentation requested by Connecticut General in accordance with Schedule E. Payment of reinsurance shall be made by Connecticut General in one sum regardless of the method of payment by GE Capital and within thirty (30) calendar days following receipt of required claim documentation.

GE Capital shall notify Connecticut General of its intention to contest or deny a claim which may involve the reinsurance coverage under this Agreement before any notice of contest or denial is provided to the claimant. Connecticut General shall then have thirty (30) calendar days within which to advise GE Capital whether it agrees that the claim should be contested or denied. If Connecticut General does not agree that the claim should be contested or denied, then it shall pay to GE Capital the full amount of the reinsurance on the risk reinsured, as set forth in this Agreement, and Connecticut General shall have no further obligation in respect to such claim. If Connecticut General agrees that the claim should be contested or denied, then Connecticut General shall pay its share of the following in accordance with its share of liability as set forth in this Agreement:

     . Expenses incurred by GE Capital in investigating, contesting litigating or otherwise resisting the Claim, excluding salaries and expenses of employees, officers and agents of GE Capital and ordinary expenses of GE Capital, and costs of third party administrators acting on behalf of GE Capital; and

     .    Interest which is paid by GE Capital in respect of the Claim.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

If the denial of a Claim results in an award verdict or judgment against GE Capital, where Connecticut General has agreed with the claim denial and GE Capital intends to appeal the verdict or judgment, written notice of the intention to appeal shall be provided to Connecticut General. Connecticut General shall be entitled at that time to pay its share of the judgment, together with any expenses and interest as set forth above, and to have no further obligation in connection with such Claim. If Connecticut General does not pay its share of the judgment and any expenses and interest due at that time, Connecticut General shall pay its share of the expenses associated with the appeal of the judgment or verdict, together with its share of any additional interest charges that may accrue during the appeal.

                             ARTICLE VIII - RESERVES

The reserve held by Connecticut General for reinsurance of the variable annuity death benefit will be determined in accordance with the NAIC Actuarial Guideline XXXIV, but in no event less than the recognized statutory required reserve.

                   ARTICLE IX - EXTRA CONTRACTUAL OBLIGATIONS

A. In no event shall Connecticut General be liable for extra contractual damages (whether they constitute Compensatory damages, Statutory penalties, Exemplary or Punitive damages) which are awarded against GE Capital as a result of an act, omission or course of conduct by GE Capital in connection with policies subject to this Agreement, unless Connecticut General shall have received notice in writing of and concurred with the actions taken or not taken by GE Capital which led to its liability, in which case Connecticut General shall pay its share of such liability. For this purpose, Connecticut General's share shall be proportionate with its risk under the business reinsured hereunder.

B.   The following definitions shall apply:

     (1) Punitive damages and Exemplary damages are those damages awarded as a penalty, the amount of which is not governed nor fixed by statute.

     (2) Statutory penalties are those amounts which are awarded as a penalty but fixed in amount by statute.

     (3) Compensatory damages are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty nor fixed in amount by statute.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                             ARTICLE X - LITIGATION

In the event of any action brought against GE Capital under any Underlying Annuity Contract that is subject to the terms and conditions of this Agreement, GE Capital shall provide a copy of such action and written notice of such action within ten (10) business days to Connecticut General. If Connecticut General is a party to action brought against GE Capital, GE Capital shall seek agreement by Connecticut General on the selection and appointment of local counsel to represent GE Capital in such action.

                               ARTICLE XI - OFFSET

Either party shall have, and may exercise at any time and from time to time, the right to offset any balance or amounts whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement. However, in the event of insolvency of GE Capital subject to the provisions of Article XVI, offset shall only be allowed in accordance with the statutes and/or regulations of the state having jurisdiction over the insolvency.

                         ARTICLE XII - ACCESS TO RECORDS

Connecticut General, or its duly authorized representative, shall have access at any reasonable time during regular business hours, to all records of GE Capital, including the right to photocopy and retain copies of such documents, which pertain in any way to this reinsurance. The right of access shall survive the termination of this Agreement.

GE Capital and Connecticut General may come into the possession or knowledge of Confidential Information of the other in fulfilling obligations under this Agreement. Each party agrees to hold such confidential information in the strictest confidence and to take all reasonable steps to ensure that such Confidential Information is not disclosed in any form by any means by each of them or by any of its employees to third parties of any kind, other than attorneys, accountants, other consultants or retrocessionaires having an interest in such information, except by advance written authorization by an officer of the authorizing party; provided, however, that either party will be deemed to have satisfied its obligations as to the Confidential Information by protecting its confidentiality in the same manner that such party protects its own proprietary or confidential information of like kind which shall be at least a reasonable manner. "Confidential information" means any information which (1) is not generally available to or known by the public, or (2) has not been lawfully obtained or developed by either party independently and not in violation of this Agreement or from any source other than the other party, provided that such source is not bound by a duty of confidentiality to such other party, and which consists of:

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

A. Information or knowledge about each party's products, processes, services, finances, customers, research, computer programs, marketing and business plans, claims management practices; and

B. Any medical or other personal, individually identifiable information about people or business entities with whom the parties do business, including customers, prospective customers, vendors, suppliers, individuals covered by insurance plan, and each party's producers and employees.

                   ARTICLE XIII - DELAYS, ERRORS OR OMISSIONS

No accidental delay, errors or omissions on the part of GE Capital shall relieve Connecticut General of liability provided immediate notice of such delay, errors or omissions is provided to Connecticut General and are rectified as soon as possible after discovery. However, Connecticut General shall not be liable with respect to any reinsurance which may have been inadvertently included in the premium computation but which ought not to have been included by reason of the terms and conditions of this Agreement. It is expressly understood and agreed that if failure to comply with any terms of this Agreement is shown to be unintentional or the result of misunderstanding or oversight on the part of either party, both parties shall be restored to the position they would have occupied had no such error or oversight occurred, subject always to the correction of the error or oversight.

                             ARTICLE XIV - CURRENCY

All retentions and limits hereunder are expressed in United States dollars and all premium and loss payments shall be made in United States currency. For the purposes of this Agreement, amounts paid or received by Connecticut General in any other currency shall be converted into United States dollars at the rates of exchange on the date such transactions are entered on the books of Connecticut General.

                           ARTICLE XV - HOLD HARMLESS

A. The parties hereto shall indemnify and hold the other harmless from any and all liability, loss, damage, fines, punitive damages, penalties and costs, including expenses and attorney's fees, which results from any negligence or willful misconduct of the other in fulfilling its duties and obligations under this Agreement or which results from any action which exceeds its authority under this Agreement.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                            ARTICLE XVI - INSOLVENCY

In the event of insolvency of GE Capital, the reinsurance under this Agreement shall be payable directly by Connecticut General to GE Capital or to its liquidator, receiver, conservator or statutory successor on the basis of Connecticut General's liability to GE Capital without diminution because of the insolvency of GE Capital or because the liquidator, receiver, conservator or statutory successor of GE Capital has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of GE Capital shall give prompt written notice to Connecticut General of the pendency of a claim against GE Capital within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding and that during the pendency of such claim, Connecticut General may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to GE Capital or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Connecticut General shall be chargeable, subject to the approval of the Court, against GE Capital as part of the expense of conservation or liquidation to the extent of a pro-rata share of the benefit which may accrue to GE Capital solely as a result of the defense undertaken by Connecticut General.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by GE Capital.

                           ARTICLE XVII - ARBITRATION

A. As a condition precedent to any right of action hereunder, any dispute between the parties with respect to the interpretation of this Agreement or any right, obligation or liability of either party, whether such dispute arises before or after termination of this Agreement, shall be submitted to arbitration upon the written request of either party. Each party shall select an arbitrator within thirty (30) days of the written request for arbitration. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the written request for arbitration, the other party may appoint the second arbitrator. The two arbitrators shall select an umpire within thirty (30) days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the selection of the umpire within thirty (30) days of the appointment of the second arbitrator, each arbitrator shall submit to the other a list of three umpire candidates, each arbitrator shall select one name from the list submitted by the other and the umpire shall be selected from the two names chosen by a lot drawing procedure to be agreed upon by the arbitrators.

B. The arbitrators and the umpire all shall be active or retired, executive officers of insurance or reinsurance companies and the umpire shall be disinterested.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

C. The arbitration panel shall interpret this Agreement as an honorable engagement rather than merely as a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. The arbitration panel is released from judicial formalities and shall not be bound by strict rules of procedure and evidence.

D. The decision of the arbitration panel shall be final and binding on both parties. The arbitration panel may, at its discretion, award costs and expenses as it deems appropriate, including, but not limited to, attorneys' fees, interest and punitive damages. Judgment maybe entered upon the final decision of the arbitration panel in any court of competent jurisdiction.

E. All meetings and hearings before the arbitration panel shall take place in Hartford, Connecticut unless some other place is mutually agreed upon by both parties or ordered by the panel.

F. In the absence of a decision to the contrary by the arbitration panel, each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire and of the arbitration.

                   ARTICLE XVIII - DAC TAX REGULATION ELECTION

Connecticut General and GE Capital hereby agree to make an election pursuant to Internal Revenue Code Regulation Section 1.848-2(g)(8). This election shall be effective for all taxable years for which the Reinsurance Agreement remains in effect.

The terms used in this article are defined by reference to Regulation Section 1.848-2 promulgated on December 28, 1992.

Connecticut General and GE Capital agree that the entity with net positive consideration for the reinsurance agreement for each taxable year will capitalize specified policy acquisition expenses with respect to the reinsurance agreement without regard to the general deductions limitation of Section 848(c)(l) of the Internal Revenue Code of 1986, as amended.

Connecticut General and GE Capital agree to exchange information pertaining to the amount of net consideration under the reinsurance agreement each year to ensure consistency. To achieve this, GE Capital shall provide Connecticut General with a schedule of its calculation of the net consideration for all reinsurance agreements in force between them for a taxable year by no later than April 30 of the succeeding year. Connecticut General shall advise GE Capital if it disagrees with the amounts provided by no later than May 31, otherwise the amounts will be presumed correct and shall be reported by both parties in their respective tax returns for such tax year. If Connecticut General contests GE Capital's calculation of the net consideration, the Parties agree to act in good faith to resolve any differences within thirty (30) days of the date Connecticut

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

General submits its alternative calculation and report the amounts agreed upon in their respective tax returns for such tax year.

Connecticut General represents and warrants that it is subject to U.S. taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.

               ARTICLE XIX - EFFECTIVE DATE, TERM AND TERMINATION

A. The effective date of this Agreement is June 1, 1998. This Agreement remains effective for fifty percent (50%) of all annuity contracts subject to this Agreement written by GE Capital through May 31, 2001, unless terminated pursuant to the paragraphs listed below.

B. Once each calendar year, GE Capital shall have the option to recapture existing contracts beginning with the twentieth (20th) anniversary of their reinsurance hereunder. Recapture must be made on an issue year basis, and no contracts can be recaptured unless all contracts with earlier issue years are recaptured.

C. Connecticut General shall have the option of terminating this Agreement for new business upon delivery of thirty (30) calendar days written notice to GE Capital, within thirty (30) days of the happening of any of the following events:

     (1)  GE Capital's A. M. Best rating is reduced to a "C" or lower.

     (2) GE Capital's domiciliary state's insurance regulators take any regulatory action potentially adversely affecting its license to conduct business, including without limitation placement on a "watch list;"

     (3) An order appointing a receiver, conservator or trustee for management of GE Capital is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of GE Capital;

     (4) GE Capital withdraws from or substantially reduces the active marketing of policy forms identified in Schedule B.

     (5) The Securities and Exchange Commission takes any regulatory action with respect to GE Capital that potentially adversely affects its conduct of business.

D. Connecticut General shall have the option of terminating this Agreement for new and existing business should GE Capital fail to pay premium in accordance with Article V and VI. If, during the thirty (30) days notice period, Connecticut General receives all premiums in arrears and all premiums which may become due within the thirty (30) days notice period, the notice of termination shall be deemed withdrawn. In the event of termination under this paragraph,

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315

                                      Connecticut General Life Insurance Company
     this Agreement may be reinstated upon the written consent of Connecticut General if, at any time within sixty (60) days of termination, GE Capital pays and Connecticut General receives all premiums due and payable up to the date of reinstatement.

E. GE Capital shall have the option of terminating this Agreement for new business upon delivery of thirty (30) calendar days written notice to Connecticut General, within thirty (30) days of the happening of any of the following events:

     (1)  Connecticut General's A. M. Best rating is reduced to a "C" or lower;

     (2) Connecticut General is placed upon a "watch list" by its domiciliary state's insurance regulators;

     (3) An order appointing a receiver, conservator or trustee for management of Connecticut General is entered or a proceeding is commenced for rehabilitation, liquidation, supervision or conservation of Connecticut General;

F. If this Agreement is terminated for new and existing business, Connecticut General shall be relieved of all liability to GE Capital for claims incurred following the termination date of this Agreement under such underlying annuity contracts issued by GE Capital; and,

G. If this Agreement is terminated for new business only, Connecticut General will remain liable, after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of the Agreement for new business.

H. Both parties shall continue to be entitled to all offset credits provided by Article XI up to the effective date of termination.

I. GE Capital shall not have the right to assign or transfer any portion of the rights, duties and obligations of GE Capital under the terms and conditions of this Agreement without the written approval of Connecticut General, which shall not be unreasonably withheld.

J. GE Capital shall provide Connecticut General with written certification on or before September 1, 1999 that it has performed testing for Year 2000 systems capability on the mission critical systems on which reinsured products are administered and that the testing protocols and testing results satisfy standards reasonably acceptable to Connecticut General. In the event GE Capital fails to provide such certification, Connecticut General shall, at its sole discretion, have the right to terminate this Agreement for new and existing business upon thirty (30) days written notice, unless GE Capital provides such certification within the 30 day notice period. In the event of such termination, Connecticut General shall have no further liability under this Agreement for reinsured events occurring after termination.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                              ARTICLE XX - NOTICES

All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered, sent via facsimile, or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

          John G. Metz                             Phone No. (804) 281-6327
          Vice President                           Fax No. (804) 281-6916
          GE Capital Life Assurance of New York
          6610 West Broad Street, P.O. Box 27601
          Richmond, VA 23261

          David L. Swanson, FSA                    Phone No. 860.726.4799
          Assistant Vice President                 Fax No. 860.726.3153
          CIGNA Reinsurance
          900 Cottage Grove Road
          Hartford, CT 06152-4026

Notice shall be deemed given on the date it is received in the mail or sent via facsimile in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

The text of this Agreement and all Exhibits, Schedules and Amendments are considered to be the entire contract between the parties. There are no other understandings or agreements between the parties regarding the policies reinsured other than as expressed in this Agreement. Either party may make changes or additions to this Agreement, but they will not be considered to be in effect unless they are made by means of a written amendment which has been signed by both parties.

In witness whereof, the parties hereto have caused this Agreement to be signed in duplicate on the dates indicated to be effective as of the date specified above.

                                      GE CAPITAL LIFE ASSURANCE OF NEW YORK


                                        By: /s/ Illegible
                                            ------------------------------------
                                            Date:     2/14             , 1999


                                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                        By: /s/ Illegible
                                            ------------------------------------
                                            Date: Feb, 10th            , 1999

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                                   SCHEDULE A

              Maximum Limits of Reinsurance in Connecticut General

Connecticut General requires prior notification of any annuity purchase in excess of $5,000,000.00 per annuitant/owner. Upon receipt of such notification, Connecticut General then has the obligation to notify GE Capital within 15 days of its decision to accept or not accept the reinsurance risk for such an annuity purchase. Should Connecticut General not respond within 15 days, it shall be deemed that Connecticut General does not agree to accept such risk.

The purchase amount is the sum of all premium contributions less withdrawals in the contract. For purchase amounts in excess of the maximum, Connecticut General's death benefit liability will be reduced by the ratio of purchase amounts in excess of the maximum to the total purchase amounts.

                        Guaranteed Minimum Death Benefit

The Guaranteed Minimum Death Benefit (GMDB) reinsured hereunder is as follows:

Standard Annuity GMDB, sometimes referred to as Six Year Ratchet, will be the greater of (1) the minimum death benefit described below; or (2) the Account Value on the date GE Capital received due proof of death of the Annuitant. During the first six policy years, and subsequently if the Annuitant was age 81 or older on the policy date, the minimum death benefit is the total of premiums paid, less adjustments for any partial surrenders. During any subsequent six year period if the Annuitant was age 80 or younger on the policy date, the minimum death benefit on the last day of the previous six year period, plus any premiums paid since that day, less adjustments for any partial surrenders since that day.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                                   SCHEDULE A

                                   SCHEDULE B
           Contracts and Funds Subject to this Reinsurance Agreement

Form Number*        Policy Description                                  Date
-----------         ------------------                                  ----

NY1066-697          Individual Deferred Variable Annuity Policy         6/1/98

* Includes all state variations

                                Fund Description

Fidelity Variable Insurance Products Fund
Equity-Income Portfolio
Overseas Portfolio

Fidelity Variable Insurance Products Fund II
Asset Manager Portfolio
Contrafund Portfolio

GE Investments Funds, Inc.
Money Market Fund
U.S. Equity Fund
S&P 500 Index Fund
Total Return Fund
International Equity Fund
Real Estate Securities Fund
Global Income Fund
Value Equity Fund
Income Fund

Oppenheimer Variable Account Funds
Oppenheimer High Income Fund
Oppenheimer Bond Fund
Oppenheimer Aggressive Growth Fund
Oppenheimer Growth Fund
Oppenheimer Multiple Strategies Fund

Goldman Sachs Asset Management, Inc.
Goldman Sachs Growth and Income Fund
Goldman Sachs Mid Cap Equity Fund

Janus Aspen Series
Growth Portfolio
Aggressive Growth Portfolio
Worldwide Growth Portfolio
International Growth Portfolio
Balanced Portfolio
Flexible Income Portfolio
Capital Appreciation Portfolio

Federated Insurance Series
Federated Utility Fund II
Federated High Income Bond Fund II
Federated American Leaders Fund II

The Alger American Fund
Alger American Small Capitalization Portfolio
Alger American Growth Portfolio

PBHG Insurance Series Fund, Inc.
Growth II Portfolio
Large Cap Growth Portfolio

Fidelity Variable Insurance Products Fund III
Growth & Income Portfolio
Growth Opportunities Portfolio

                                   SCHEDULE C

                         Limits and Rules of GE Capital

1) GE Capital will determine the Guaranteed Minimum Death Benefit for each deceased within seven (7) working days of receiving due proof of death.

2) The minimum initial purchase payment is $5,000 for Non-Qualified and Qualified Policies and $2,000 for IRA Policies may be made any time before Income Payments begin.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                                   SCHEDULE C

                                   SCHEDULE D
                              Reinsurance Premiums

1. The reinsurance premiums shall be based on the Annuitant's age at the end of each month. GE Capital shall determine the Annuitant's age at the time it prepares the monthly exposure data submission for the variable annuity guaranteed death benefit, as set forth in Schedule E, attached hereto.

2. The Adjusted Aggregate Contract Value is the sum of the contract values in all of GE Capital's variable annuities subject to this Agreement, minus contract values attributable to amounts in excess of the maximum purchase amounts listed in Schedule A.

3. The amount at risk each month will be calculated as the reinsurance death benefit for each variable annuity contract covered under this agreement. For determining the amount at risk, the guaranteed minimum death benefit and the contract value are calculated as the average of the values at the end of the current month and the end of the prior month. The amount at risk cannot fall below zero.

4. Subject to the funds set forth in Schedule B, the premium over each calendar month will be equivalent to fifty (50) percent of the Age Adjusted Aggregate Contract Values times:

          A. Monthly, 0.467 basis points for the Standard Annuity GMDB (5.6 bps annually) for all attained ages for the Six Year Ratchet product and 1.2 basis points (14.4 bps annually) for issues with an attained age greater than 80 for the Six Year Ratchet benefit.

          B. All reinsurance premium rates assume a dollar-for-dollar reduction in death benefits for partial withdrawals from Account Value.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                                   SCHEDULE D

                                   SCHEDULE E

                            Monthly Reporting Format

1. Following the end of each calendar month, the Monthly Input Page, Fund/Exposure-Based exhibit (Schedule E-1) and the Monthly Transaction Summary (Schedule E-2) or an exhibit of similar form must be prepared for each Qualified plan and Non-Qualified plan separately.

2. The tabulation should be on an Adjusted Basis, which requires omission of excess contract values due to an issue amount in excess of $5 million.

3. The tabulation is on a seriatim basis, with each contract contributing toward the totals for both exposure and aggregate contract value. Seriatim data must be submitted in a data file similar to Schedule E-3 on or before the tenth business day following each calendar quarter.

4. The tabulation is necessary to assess the correct amount at risk for accurate calculation of reinsurance premium. GE Capital can choose to report values a) as weighted averages during the month, or b) as of the end of the month. This election must be denoted on the submission.

5. At year end reporting, a tabulation of exposures by age and sex based on a percentage decrease in account value by fund type as specified by the NAIC must be submitted for reserve purposes.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                         VARIABLE ANNUITY DEATH BENEFIT
                               Monthly Input Page


                 -----------
Calendar Year
                 -----------
Reporting Month
                 -----------

               Male       Female         Male           Female        Male    Female   Male   Female
 Age Band    Exposure*   Exposure*   Annuity Value   Annuity Value   Claims   Claims   GMDB    GMDB
----------   ---------   ---------   -------------   -------------   ------   ------   ----   ------
             ---------------------------------------------------------------------------------------
 0 -    34
             ---------------------------------------------------------------------------------------
35 -    39
             ---------------------------------------------------------------------------------------
40 -    44
             ---------------------------------------------------------------------------------------
45 -    49
             ---------------------------------------------------------------------------------------
50 -    54
             ---------------------------------------------------------------------------------------
55 -    59
             ---------------------------------------------------------------------------------------
60 -    64
             ---------------------------------------------------------------------------------------
65 -    69
             ---------------------------------------------------------------------------------------
70 -    74
             ---------------------------------------------------------------------------------------
75 -    79
             ---------------------------------------------------------------------------------------
80 -    84
             ---------------------------------------------------------------------------------------
85 -    89
             ---------------------------------------------------------------------------------------


             ---------------------------------------------------------------------------------------
Total 0-79
             ---------------------------------------------------------------------------------------
       80+
             ---------------------------------------------------------------------------------------

Total Male/Female

                              -----------         -----------         -----------        -----------
                Total  0-79
                              -----------         -----------         -----------        -----------
                Total   80+
                              -----------         -----------         -----------        -----------
                Grand Total
                              -----------         -----------         -----------        -----------

Please use end of the period values.

     * Exposure is defined as GMDB less Anuity Account Value, calculated on a seriatum basis and aggregated.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit                                 CIGNA Reinsurance
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                                  SCHEDULE E-1

                         VARIABLE ANNUITY DEATH BENEFIT
                           Monthly Transcation Summary

     STANDARD DEATH BENEFIT GMDB
                       --------------
     Calendar Year
                       --------------
     Reporting Month
                       --------------

Monthly Reinsurance Premium Calculation

     For All Attained Ages
                                                             --------------
          1    Adjusted Aggregate Contract Value (BOM)
                                                             --------------
          2    Adjusted Aggregate Contract Value (EOM)
                                                             --------------
          3    Average Annuity Value
                                                             --------------

                                                                0.00004667
                                                             --------------
          4    Monthly Fund Based Premium Rate
                                                             --------------
          5    Monthly Earned Premium
                                                             --------------
          6    Net Premium Due
                                                             --------------

     For Attained Ages 80 and Above

                                                             --------------
          7    Adjusted Aggregate Contract Value (BOM)
                                                             --------------
          8    Adjusted Aggregate Contract Value (EOM)
                                                             --------------
          9    Average Annuity Value
                                                             --------------

                                                                0.00012000
                                                             --------------
         10   Monthly Fund Based Premium Rate
                                                             --------------
         11   Monthly Earned Premium
                                                             --------------
         12   Net Premium Due
                                                             --------------

         13   Total Net Premium Due All Ages

     Actual Claims

                                                             --------------
         14   Monthly Reinsurance Amount*
                                                             --------------

     Net Transaction

                                                             --------------
         15   Premium Due Reinsurer
                                                             --------------
         16   Monthly Reinsurance Claims
                                                             --------------
         17   Prior Adjustment (attach explanation)
                                                             --------------
         18   Amount Due to (from) Reinsurer
                                                             --------------

     * Monthly Reinsurance Amount is defined as the aggregate sum of all claims settled during a Month.

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit                                 CIGNA Reinsurance
Treaty No. 103315
                                      Connecticut General Life Insurance Company

                                  SCHEDULE E-2

                                  Schedule E-3
                              Seriatim Information

Seriatim Information (All Lives)
Date of Information
Policy Number
Product Code
Issue Date
Annuitant
     Last Name
     First Name
     Sex
     Date of Birth
     Social Security Number

Owner

     Last  Name
     First Name
     Sex
     Date of Birth
     Social Security Number
Tax Status (Q/NQ)
Account Value
Surrender Value
Minimum Guaranteed Death Benefit
Loan Value
Funding Vehicle Values
     Fund #1
       :
     Fund #N
Termination Information (Maintain for Quarter Following Applicable Event)
     Termination Date
     Termination Reason (Lapse = L/Death = D/Annuitization = A)

--------------------------------------------------------------------------------
GE Capital Life Assurance of New York                          [LOGO]
Variable Annuity Death Benefit Reinsurance                     CIGNA Reinsurance
Individual Deferred Variable Annuity Treaty Effective 6/1/98
Treaty No. 103315
                                      Connecticut General Life Insurance Company